Exhibit 10.7

SUBSCRIPTION OF SHARE(S)

Date [___]

TO :	The Board of Director(s)

Ace Global Business Acquisition Limited

British Virgin Islands

Dear Sir,

We hereby apply for ______ ordinary share(s) for USD$____ in the capital of your Company.

Yours faithfully,

For and on behalf of

[Name]

Address:	Corporate Registrations Limited, Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, BVI
Occupation:	Corporation